EXHIBIT 10.15

Hawk Associates, Inc.
227 Atlantic Blvd.
Key Largo, FL 33037
Tel: (305) 852-2383
Fax (305) 852-2378

Frank N. Hawkins, Jr. Chief Executive Officer
Julie W. Marshall, President
info@hawkassociates.com

AGREEMENT made as of September 1, 2005 (the “Effective Date”) between Hawk Associates, Inc., a Florida investor relations firm having its place of business at 227 Atlantic Blvd, Key Largo, FL 33037 (hereinafter referred to as “Hawk”) and IQ Micro with an address at 500 Australian Avenue South, Suite, 700, West Palm Beach, FL 33401 (herein after referred to as the “Company”).

WITNESSETH:

WHEREAS, Hawk is engaged in the business of providing company identity, investor relations, financial media relations and other appropriate consulting and advisory services; and

WHEREAS, the Company is desirous of entering into an agreement utilizing Hawk services and expertise; and

WHEREAS, the Company desires to accept such a relationship upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:

•	The Company desires to retain the services of Hawk to design, build and maintain the Company website.

•	The Company desires to retain the services of Hawk to provide ongoing maintenance and updating services to keep the site up to date at all times.

2. In consideration for such services, Company will provide the following compensation to Hawk:

A.	Hawk will be paid a fixed fee of $10,000 for the design, construction and delivery of the website.

B.	Work on the website will begin upon receipt by Hawk of an initial payment of $5,000. The balance of the payment will be made upon completion and delivery of the site to the Company.

C.
For regular hosting, maintenance and updating of the website, Hawk will be paid a fee of $200 a month covering four hours of production and maintenance time. After four hours in a given month, the Company will compensate Hawk the amount of $50.00 an hour for additional maintenance and updating. The maintenance agreement will commence once the site has been delivered to the Company and goes live on the Internet.

3. The initial term (“Term”) of this Agreement shall be for a period of one year commencing on the Effective Date hereof and ending on August 31, 2006. Effective July 30, 2006, this contract will automatically renew for a period of one year every year. After July 30, 2006, either party will have the right to terminate this agreement with 30 days notice.

4. All proprietary information furnished to Hawk by Company shall be deemed to be confidential and shall he kept in strict confidence under appropriate safeguards. Company agrees that the Hawk website and profiles are protected by applicable copyright laws and will not be copied or otherwise used by Company without the written permission of Hawk.

5. This consulting agreement, acceptable to both parties and representing the full and final execution of this document, contains the full agreement of the parties hereto concerning the subject matter hereof and shall not be modified, altered, changed or terminated except pursuant to a writing signed by all of the parties.

6. This agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties below.

7. The validity of this agreement shall be determined in accordance with the internal laws of the State of Florida.

8. Any and all notices, requests, demands or other communications hereunder shall be in writing, and deemed given and received if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested to each of the parties hereto at the addresses hereinabove first written or such other addresses as may from time to time be designated by any of them in writing.

IN WITNESS WHEREOF, the Company and Hawk have executed and delivered this agreement as of the day and year first above written.

By:  /s/ Frank N. Hawkins

Frank N. Hawkins, Jr.
CEO
Hawk Associates, Inc.

Dated:    September 1, 2005

THE UNDERSIGNED HAVE READ
AND HEREBY CONSENT AND AGREE
TO THE TERMS OF THE FOREGOING
AGREEMENT.

By   /s/ Robert Rudman

Robert Rudman
Chief Financial Officer
IQ Micro Corp.

cc: Julie W. Marshall, President, Hawk Associates, Inc.